Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS REVENUE GROWTH 95% OVER PRIOR YEAR
AND NET INCOME OF $23.1 MILLION FOR FIRST QUARTER 2011
High Power and Pulsed Laser Sales for Materials Processing Applications Drive Growth
OXFORD, Mass. — May 3, 2011 — IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the first quarter of 2011 ended March 31, 2011.

	Three Months Ended
	March 31,
(In millions, except per share data)	2011	2010	% Change
Revenue	$100.0	$51.2	95%
Gross margin	53.7%	40.1%
Operating income	$34.1	$5.3
Operating margin	34.1%	10.4%
Net income attributable to IPG Photonics Corporation	$23.1	$3.4
Earnings per diluted share	$0.47	$0.07
Management Comments
“IPG’s growth momentum continued through the first quarter of 2011,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “This was another outstanding quarter of revenue growth as sales increased 95% to $100 million. Although growth is compared to the first quarter of 2010, when we were still feeling the effects of the global economic downturn, demand was strong in what is typically a seasonally slow quarter. We reported year-over-year sales increases in all geographies and product lines. We also achieved gross margins of 54% and grew earnings per diluted share to $0.47 from $0.07 in the first quarter of 2010.”
“Sales for materials processing applications were up more than 100% year over year, driven primarily by purchases for marking, welding and cutting,” said Dr. Gapontsev. “Demand for high power and pulsed lasers continued to drive our product sales. Also, the growing number of OEM customers contributed to the sales increase in materials processing. Advanced applications and telecom sales were up 76% and 73%, respectively, and medical increased by 10% from last year. Geographically, sales increased in every region, with China and Europe the strongest performers with sales up 234% and 120%, respectively.”
“IPG generated $13.8 million in cash from operations and ended the quarter with $160.6 million in cash, an increase of $12.8 million sequentially,” said Gapontsev. “Capital expenditures for the first quarter of 2011 totaled $11.3 million as we invested in additional capacity, application development and sales facilities abroad.”

IPGP Q1 2011 Results/2
Business Outlook and Financial Guidance
“IPG’s order flow remains strong,” said Dr. Gapontsev. “It has become clear that our fiber lasers are now well accepted in many applications, especially in materials processing, as potential customers recognize our brand and the value our products provide. In addition, we are seeing customers, especially OEMs, order products in significantly greater quantities. Given the leverage in our business model, our sales performance should result in impressive profitability for the year.”
IPG Photonics expects revenues in the range of $102 million to $110 million for the second quarter of 2011. The Company anticipates earnings per diluted share in the range of $0.50 to $0.59 based on 48,690,000 common shares, which includes 47,099,000 basic common shares outstanding and 1,591,000 potentially dilutive options at March 31, 2011.
As discussed in more detail below, actual results may differ from this guidance due to various factors including but not limited to product demand, competition and general economic conditions. This guidance is subject to the risks outlined in the Company’s reports with the SEC, and assumes that exchange rates remain at present levels.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, May 3, 2011 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the “Investors” section of the Company’s website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for one year on IPG’s website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in a wide range of applications such as materials processing, advanced, telecommunications and medical. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, our expectations relating to: strong order flow, OEM customers ordering products in significantly greater quantities, sales performance and impressive profitability for the year, its revenue and earnings per share expectations for the second quarter of 2011, and expectations for 2011. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns; reduction in customer capital expenditures; potential order cancellations and push-outs and financial and credit market issues; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; effective management of growth; level of fixed costs from its vertical integration; intellectual

IPGP Q1 2011 Results/3
property infringement claims and litigation; interruption in supply of key components, including from transportation disruptions from natural and man-made events; manufacturing risks; inventory write-downs; foreign currency fluctuations; competitive factors, including declining average selling prices; building and expanding field service and support operations; uncertainties pertaining to customer orders; demand for products and services; development of markets for the Company’s products and services; and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 15, 2011) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPGP Q1 2011 Results/4
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2011	2010
	(in thousands, except per share
	data)
NET SALES	$99,958	$51,204
COST OF SALES	46,292	30,657

GROSS PROFIT	53,666	20,547

OPERATING EXPENSES:
Sales and marketing	4,948	4,338
Research and development	5,731	4,158
General and administrative	8,169	6,828
Loss (gain) on foreign exchange	720	(108)

Total operating expenses	19,568	15,216

OPERATING INCOME	34,098	5,331

OTHER EXPENSE, Net:
Interest expense, net	(206)	(208)
Other income (expense), net	8	(66)

Total other expense	(198)	(274)

INCOME BEFORE PROVISION FOR INCOME TAXES	33,900	5,057
PROVISION FOR INCOME TAXES	(10,522)	(1,633)

NET INCOME	23,378	3,424
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	310	27

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$23,068	$3,397

NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$0.49	$0.07
Diluted	$0.47	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	47,099	46,098
Diluted	48,690	47,191

IPGP Q1 2011 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(In thousands, except share and per
	share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$160,618	$147,860
Accounts receivable, net	57,970	55,399
Inventories, net	88,698	72,470
Income taxes receivable	2,376	2,663
Prepaid expenses and other current assets	17,834	13,816
Deferred income taxes	9,314	8,593

Total current assets	336,810	300,801
DEFERRED INCOME TAXES	3,547	4,489
INTANGIBLE ASSETS, NET	8,104	7,131
PROPERTY, PLANT AND EQUIPMENT, NET	131,300	120,683
OTHER ASSETS	8,868	8,751

TOTAL	$488,629	$441,855

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$6,587	$6,841
Current portion of long-term debt	1,531	1,333
Accounts payable	12,526	9,510
Accrued expenses and other liabilities	47,512	50,105
Deferred income taxes	7,557	3,387
Income taxes payable	7,688	11,594

Total current liabilities	83,401	82,770
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	1,828	1,735
LONG-TERM DEBT, NET OF CURRENT PORTION	17,112	15,644
REDEEMABLE NONCONTROLLING INTERESTS	25,839	24,903

Total liabilities	128,180	125,052

COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 47,229,615 shares issued and outstanding at March 31, 2011; 46,988,566 shares issued and outstanding at December 31, 2010	5	5
Additional paid-in capital	317,709	310,218
Retained earnings	28,635	5,567
Accumulated other comprehensive income	13,890	810

Total IPG Photonics Corporation stockholders’ equity	360,239	316,600
NONCONTROLLING INTERESTS	210	203

Total stockholders’ equity	360,449	316,803

TOTAL	$488,629	$441,855

IPGP Q1 2011 Results/6
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2011	2010
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,378	$3,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,658	5,226
Provisions for inventory, warranty & bad debt	3,806	1,718
Other	8,260	(1,755)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable/payable	1,043	(1,296)
Inventories	(13,720)	(3,349)
Other	(14,672)	3,908

Net cash provided by operating activities	13,753	7,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(11,267)	(4,953)
Acquisition of businesses, net of cash acquired	(450)	(748)
Other	(341)	181

Net cash used in investing activities	(12,058)	(5,520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	(415)	1,162
Long-term borrowings	1,346	(333)
Exercise of employee stock options and related tax benefit from exercise	4,884	211

Net cash provided by financing activities	5,815	1,040

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	5,248	(1,909)

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,758	1,487
CASH AND CASH EQUIVALENTS — Beginning of period	147,860	82,920

CASH AND CASH EQUIVALENTS — End of period	$160,618	$84,407

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$255	$281

Income taxes paid	$8,865	$1,445